Consent of Ernst & Young LLP
                                  Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49233) pertaining to the Richmond County Savings Bank 401(k) Savings Plan in RSI Retirement Trust (the "Plan") of our report dated August 11, 2000, with respect to the consolidated financial statements of Richmond County Financial Corp., included in the Form 10-K for the year ended June 30, 2000.

                                                  /s/Ernst & Young LLP

New York, New York
September 28, 2000